Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167074) and Form S-8 (Nos. 333-125340, 333-125341, 333-125342, 333-160042 and 333-189860), of our reports dated February 26, 2015, relating to the consolidated financial statements of Encore Capital Group, Inc. and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting which appears in this Form 10-K.
/s/ BDO USA, LLP
Costa Mesa, California
February 26, 2015